EXHIBIT 99.1




Audited Financial Statements

Maurices Incorporated
Fiscal Years Ended February 28, 2004,
February 22, 2003, and February 23, 2002

                              Maurices Incorporated
                          Audited Financial Statements
                      Fiscal Years Ended February 28, 2004,
                    February 22, 2003, and February 23, 2002




                                    Contents

Report of Independent Registered Public Accounting Firm....................1

Audited Financial Statements

Balance Sheets.............................................................2
Statements of Income.......................................................3
Statements of Shareholder's Equity.........................................4
Statements of Cash Flows...................................................5
Notes to Financial Statements..............................................7

             Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder
Maurices Incorporated

We have audited the accompanying balance sheets of Maurices Incorporated
(the Company) as of February 28, 2004, and February 22, 2003, and the related statements of income, shareholder's equity, and cash flows for each of the three years in the period ended February 28, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Maurices Incorporated at February 28, 2004, and February 22, 2003, and the results of its operations and its cash flows for each of the three years in the period ended February 28, 2004, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1, the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective February 24, 2002.

As described in Note 8, the Company has restated its financial statements to correct its accounting for leases.


ERNST & YOUNG LLP

December 20, 2004, except for Note 8, as to which the date is March 11, 2005

                              Maurices Incorporated
                                 Balance Sheets
                                 (In Thousands)

                                                                       February 28,       February 22,
                                                                           2004               2003
                                                                   ----------------------------------------
                                                                        (Restated)         (Restated)
Assets
Current assets:
   Cash and cash equivalents                                             $    4,494          $    3,287
   Merchandise inventories                                                   36,591              34,791
   Prepaid expenses and other current assets                                  5,779               4,158
   Deferred taxes                                                             2,510               2,199
                                                                   ----------------------------------------
Total current assets                                                         49,374              44,435

Property and equipment, net                                                  48,851              49,061
Net assets of discontinued operations                                             -               1,029
Goodwill                                                                      8,585               8,585
Advance to Parent                                                            38,583              39,736
Deferred taxes                                                                4,313               4,173
Other assets                                                                     27                  29
                                                                   ----------------------------------------
Total assets                                                               $149,733            $147,048
                                                                   ========================================

Liabilities and shareholder's equity
Current liabilities:
   Accounts payable                                                       $  31,628           $  33,571
   Accrued salaries and wages                                                10,510              10,214
   Other accrued liabilities                                                  4,727               4,053
                                                                   ----------------------------------------
Total current liabilities                                                    46,865              47,838

Deferred rent                                                                 6,098               4,607
                                                                   ----------------------------------------
Total liabilities                                                            52,963              52,445

Commitments and contingencies

Shareholder's equity:
   Common stock, $1,000 par value:
     Authorized shares 1,000, issued and outstanding
       shares 1,000                                                           1,000               1,000
   Additional paid-in capital                                                86,735              86,586
   Retained earnings                                                          9,035               7,017
                                                                   ----------------------------------------
Total shareholder's equity                                                   96,770              94,603
                                                                   ----------------------------------------
Total liabilities and shareholder's equity                                 $149,733            $147,048
                                                                   ========================================

See accompanying notes.

                              Maurices Incorporated
                              Statements of Income
                                 (In Thousands)

                                                                    Fiscal Year Ended
                                                   February 28,        February 22,       February 23,
                                                       2004                2003               2002
                                                -----------------------------------------------------------
                                                    (Restated)          (Restated)         (Restated)
Net sales                                              $342,281           $331,227            $349,824
Cost of sales, including buying and occupancy
   costs                                                224,500            218,797             232,480
                                                -----------------------------------------------------------
Gross margin                                            117,781            112,430             117,344

Selling, general, and administrative expenses            83,495             80,130              76,778
Depreciation and amortization                            11,475              9,973              10,164
Service fee charge from Parent                            2,129              3,125               1,817
(Gain) loss on disposal of property and
   equipment                                               (474)               707                 531
Gift certificate expense (income), net from
   related party                                            772             (1,858)                  -
                                                -----------------------------------------------------------
Operating income                                         20,384             20,353              28,054

Related-party interest income, net                          617                784                 888
                                                -----------------------------------------------------------
Income before income taxes                               21,001             21,137              28,942

Provision for income taxes                                8,292              8,334              11,574
                                                -----------------------------------------------------------
Income from continuing operations                        12,709             12,803              17,368

Loss from discontinued operations (including
   loss on disposal of $2,810 in
   2004), net of tax benefit of
   $2,100, $932, and $430,
   respectively                                          (3,266)            (1,449)               (668)
                                                -----------------------------------------------------------
Net income                                           $    9,443          $  11,354           $  16,700
                                                ===========================================================

See accompanying notes

                              Maurices Incorporated
                       Statements of Shareholder's Equity
                                 (In Thousands)

                                                 Common          Common        Additional       Retained         Total
                                                                                Paid-In
                                                 Shares          Stock          Capital         Earnings
                                            --------------------------------------------------------------------------------
Balance as of February 24, 2001                   1,000          $1,000          $76,522         $14,436          $91,958
Net income                                            -               -                -          16,700           16,700
Dividends                                             -               -                -         (30,000)         (30,000)
Income tax provision funded by Parent                 -               -                -          10,772           10,772
Transfer of assets to Parent                          -               -                -          (2,862)          (2,862)
                                            --------------------------------------------------------------------------------
Balance as of February 23, 2002                   1,000           1,000           76,522           9,046           86,568
Net income                                            -               -                -          11,354           11,354
Dividends to Parent                                   -               -                -         (20,000)         (20,000)
Income tax provision funded by Parent                 -               -                -           6,617            6,617
Capital contribution of asset by Parent               -               -           10,064               -           10,064
                                            --------------------------------------------------------------------------------
Balance as of February 22, 2003                   1,000           1,000           86,586           7,017           94,603
Net income                                            -               -                -           9,443            9,443
Dividends to Parent                                   -               -                -         (13,000)         (13,000)
Income tax provision funded by Parent                 -               -                -           5,575            5,575
Capital contribution from Parent                      -               -              149               -              149
                                            --------------------------------------------------------------------------------
Balance as of February 28, 2004                   1,000          $1,000          $86,735        $  9,035          $96,770
                                            ================================================================================


See accompanying notes.

                              Maurices Incorporated
                            Statements of Cash Flows
                                 (In Thousands)

                                                                       Fiscal Year Ended
                                                     February 28, 2004 February 22, 2003February 23, 2002
                                                     ------------------------------------------------------
                                                         (Restated)       (Restated)        (Restated)
Operating activities
Income from continuing operations                       $    12,709       $    12,803         $ 17,368
Adjustments to reconcile income from continuing
   operations to net cash provided by operating
   activities:
     Depreciation and amortization                           11,475             9,973           10,164
     (Gain) loss on disposal and impairment of
       property and equipment                                  (221)              892              531
     Deferred taxes                                            (452)              225            2,006
     Changes in operating assets and liabilities:
         Accounts receivable                                      -                 -           28,730
         Merchandise inventories                             (1,800)            2,256            5,111
         Prepaid expenses and other current assets           (1,621)              321             (437)
         Other assets                                             2                 1               (1)
         Accounts payable                                    (2,959)            2,966              699
         Accrued salaries and wages                             296            (1,475)           1,814
         Other accrued liabilities                            2,163            (2,916)          (2,121)
                                                     ------------------------------------------------------
Net cash provided by operating activities of                 19,592            25,046           63,864
   continuing operations
Net cash used in operating activities of
   discontinued operations                                     (650)           (1,271)            (277)

Investing activities
Acquisition of property and equipment                       (11,684)          (15,750)         (11,192)
Net proceeds from sales of property and equipment               790                 -                -
                                                     ------------------------------------------------------
Net cash used in investing activities of continuing         (10,894)          (15,750)         (11,192)
   operations
Net cash used in investing activities of
   discontinued operations                                     (570)             (347)          (1,251)


                              Maurices Incorporated
                      Statements of Cash Flows (continued)
                                 (In Thousands)

                                                                       Fiscal Year Ended
                                                     February 28, 2004 February 22, 2003February 23, 2002
                                                     ------------------------------------------------------
                                                         (Restated)       (Restated)        (Restated)
Financing activities
Dividends to Parent                                        $(13,000)         $(20,000)        $(30,000)
Net funding/advance from (to) Parent                          6,729            11,279          (19,649)
                                                     ------------------------------------------------------
Net cash used in financing activities                        (6,271)           (8,721)         (49,649)
                                                     ------------------------------------------------------

Net increase (decrease) in cash and cash equivalents          1,207            (1,043)           1,495
Cash and cash equivalents at beginning of year                3,287             4,330            2,835
                                                     ------------------------------------------------------
Cash and cash equivalents at end of year                $     4,494       $     3,287       $    4,330
                                                     ======================================================

Supplemental disclosure of cash flow information
Cash paid during the year for taxes paid
   directly to taxing authorities                       $       419       $       642       $      373
                                                     ======================================================

Supplemental disclosure of noncash information

During fiscal year 2003, the Company received noncash contributions from its Parent of real and personal property in the amount of $149. During fiscal year 2002, the Company received $2,289 in noncash contributions. These contributions were related to the POS terminal project. In fiscal year 2002, the Company received an additional noncash contribution of $7,775 related to the transfer of corporate buildings. In fiscal year 2001, the Company transferred certain property with a net book value of $2,862 to its Parent.


See accompanying notes.

1. Summary of Significant Accounting Policies

Description of Business

Maurices Incorporated (the Company) is a wholly owned subsidiary of American Retail Group, Inc. (ARG or the Parent). The Company operates specialty apparel retail stores throughout the United States. At February 28, 2004, the Company operated 441 stores.

During its fiscal years ended February 28, 2004, February 22, 2003, and February 23, 2002, the Company consisted of three divisions: Maurices, Timbuktu, and Can Do. The Timbuktu division was acquired in December 2001 as an asset purchase for approximately $1.1 million. There was no goodwill as a result of the purchase accounting, and the acquisition was not material to the Company's financial statements. The Timbuktu division was closed January 28, 2004, and the Can Do division was sold effective January 24, 2004. The results of Timbuktu and Can Do are presented in these financial statements as discontinued operations. The discontinued operations generated sales of $6,718, $5,916, and $793 in fiscal 2003, 2002, and 2001, respectively, and operating losses of $2,556, $2,381, and $1,097, respectively. In fiscal 2003, the losses on disposal of $2,810 primarily reflected the write-down of property and equipment and lease termination costs at disposal.

Fiscal Year

The Company's fiscal year ends on the last Saturday in February. References to fiscal 2003 (53 weeks), fiscal 2002 (52 weeks), and fiscal 2001 (52 weeks) are for the fiscal years ended February 28, 2004, February 22, 2003, and February 23, 2002, respectively.

Revenue Recognition

Sales are recognized upon purchase by customers at the Company's retail store locations, less merchandise returned by customers, and exclude sales taxes. Sales from purchases made with gift certificates and layaway sales are also recorded when the customer takes possession of the merchandise.

Cost of Sales

Cost of sales includes merchandise costs, net of discounts and allowances, freight costs for shipping merchandise to the distribution center and stores, and buying and occupancy costs.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Accounts Receivable

In fiscal year 2001, the Company discontinued its private-label credit card arrangement with a sister company and contracted with a third-party processor, Alliance Data Systems (Alliance), for processing of the Maurices private-label credit card transactions. The Company pays a fee per transaction to Alliance and has no credit risk. At the time of the change, Alliance purchased the Company's outstanding credit card balances for their net book value. Cash proceeds of $29,722 were remitted to the Company's parent through the due from Parent account.

Merchandise Inventories

Merchandise inventories are stated at the lower of cost or market, based upon the retail method of inventory valuation.

Preopening Store Costs

Preopening costs of new stores are charged to expense as incurred.

Advertising Costs

The Company expenses the costs of advertising as incurred. Advertising expense included in the statements of income was $3,296 for fiscal year 2003, $2,286 for fiscal year 2002, and $1,970 for fiscal year 2001.

Property and Equipment

Property and equipment are stated at cost and are depreciated or amortized using the straight-line method. The estimated useful lives are as follows:

    Buildings and improvements                15-30 years
    Computer software                         3-5 years
    Fixtures and equipment                    3-10 years
    Leasehold improvements                    Shorter of lease term or 7 years
                                              for stores;
                                              15 years for corporate office
                                              improvements
    Leasehold interests                       Life of lease

Costs of normal maintenance and repairs and minor replacements are charged to expense when incurred. Major replacements or betterments of properties are capitalized. When assets are sold or otherwise disposed of, the costs and related accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is included in the statement of income.

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If this assessment indicates that assets will not be recoverable, as determined by the estimated undiscounted cash flows generated by the asset, the carrying value of those assets is reduced to its estimated fair market value based on the discounted cash flows.

Goodwill

Through fiscal year 2001, goodwill had been amortized on a straight-line basis over a period not exceeding 40 years. The Company assessed the recoverability of goodwill based on expected future cash flows. Effective February 24, 2002, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 requires that an intangible asset that is acquired be initially recognized and measured based on its fair value. The statement also provides that goodwill should not be amortized but be tested for impairment annually or more frequently if circumstances indicate potential impairment. The Company performed a transitional impairment test and an annual test for 2003 and 2002 and found no impairment as a result of the tests.

The following table presents the results of the Company for all periods presented on a comparable basis:

                                                                       Fiscal Year Ended
                                                     February 28, 2004 February 22, 2003February 23, 2002
                                                     ------------------------------------------------------
   Reported net income from continuing operations           $12,709           $12,803          $17,368
   Add back goodwill amortization                                 -                 -              513
                                                     ------------------------------------------------------
   Adjusted net income from continuing operations           $12,709           $12,803          $17,881
                                                     ======================================================


Income Taxes

The Company is a member of an affiliated group filing consolidated federal income tax returns (and certain unitary state and combined state returns). Income tax expense reflects an amount equivalent to taxes as if the Company filed its tax returns on a stand-alone basis.

Rent Expense

The Company leases certain store locations under operating leases that provide for minimum annual payments that increase over the life of the leases. The aggregate of the minimum annual payments is expensed on a straight-line basis over the term of the related lease without consideration of renewal option periods. The amount by which straight-line rent expense exceeds actual lease payment requirements in the early years of the leases is accrued as deferred minimum rent and reduced in later years when the actual cash payment requirements exceed the straight-line expense.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

Concentration of Credit Risk

The Company's cash deposits are with various financial institutions and are insured up to a maximum of $100 at each institution by the Federal Deposit Insurance Corporation (FDIC). Customer purchases are generally transacted using cash, check, debit card, or credit cards. The Company's private-label credit card receivables are owned by Alliance, which assumes all collection risk.

Fair Value of Financial Instruments

The carrying amount of the Company's financial instruments, which principally include cash and cash equivalents, accounts receivable, and accounts payable, approximates their respective fair values.

New Accounting Pronouncements

During fiscal year 2003, the Company adopted Emerging Issues Task Force
(EITF) No. 02-16, Accounting by a Reseller for Cash Consideration Received From a Vendor. EITF No. 02-16 states that cash consideration received by a customer from a vendor is presumed to be a reduction of the prices of the vendor's products or services and should, therefore, be characterized as a reduction of cost of sales when recognized in the customer's income statement unless the payment is (a) consideration for assets or services delivered to the vendor, in which case the cash consideration should be characterized as revenue when recognized in the customer's income statement, or (b) a reimbursement of costs incurred by the customer to sell the vendor's products, in which case the cash consideration should be characterized as a reduction of that cost when recognized in the customer's income statement. In addition, EITF No. 02-16 provides that cash consideration from a vendor that is payable pursuant to a binding arrangement only if the customer completes a specified cumulative level of purchases or remains a customer for a specified time period should be recognized as a reduction of the cost of sales based on a systematic and rational allocation of the cash consideration offered to each of the underlying transactions that results in progress by the customer toward earning the rebate or refund provided the amounts are probable and reasonably estimable. If the rebate or refund is not probable and reasonably estimable, it should be recognized as the milestones are achieved. Adoption of EITF No. 02-16 did not have a material impact on the Company's results of operations or financial condition.

2. Related-Party Transactions

Dividends paid by the Company to its Parent were $13,000, $20,000, and $30,000 in fiscal 2003, 2002, and 2001, respectively.

The Company is allocated a corporate office charge by ARG or its affiliates for legal, human resources, corporate treasury, taxes, and other services provided, which amounted to $2,129, $3,125, and $1,817 in fiscal 2003, 2002, and 2001, respectively. The Company is also allocated a charge by ARG or its affiliates for certain data processing, information technology, and marketing services based on pro rata usage by the Company, which amounted to $979 in fiscal 2003, $516 in fiscal 2002, and $(172) in fiscal 2001 and is recorded in selling, general, and administrative expenses.

In addition, the following expenses are managed by ARG or its affiliates and are charged to the Company on a specific identification basis:

   o  Certain fringe benefits
   o  Business insurance
   o  Executive compensation plans and payroll
   o  Defined contribution retirement plan
   o  Other contracts for goods and services negotiated on a consolidated basis

Until certain properties were contributed to the Company in December 2002, the Company leased the corporate office and distribution center from a subsidiary of ARG on a triple net lease basis, whereby the Company pays all operating costs, real estate taxes, and insurance. Leases are generally for an initial period of ten years and two additional five-year renewal periods at a fair market rental to be determined at the expiration of the first rental period. Rent expense related to these properties was $392 for fiscal year 2002 and $1,201 in fiscal 2001. In December 2002, such properties and related obligations in the net amount of $7,775 were contributed to the Company as capital contributions with depreciation expense recorded from that date forward.

The Company supplies travel agency services for related ARG companies and charges a fee for those services. The amount charged was $43 in fiscal 2003, $70 in fiscal 2002, and $69 in fiscal 2001.

The Company performs data processing and information technology services for related ARG companies. Fees charged for those services totaled $510 in fiscal 2003, $494 in fiscal 2002, and $308 in fiscal 2001.

During fiscal 2003, the Company performed certain payroll services for an affiliate for which it received $42.

During fiscal 2003, the Company received an additional capital contribution consisting of point of sale equipment in the amount of $149.

The advance to Parent included in the balance sheets represents a net balance as the result of various transactions between the Company and its Parent. There are no terms of settlement associated with the account balance. The balance is primarily the result of the Company's participation in the Parent's central cash management program, wherein all the Company's cash receipts are remitted to the Parent and all cash disbursements are funded by the Parent. Other transactions include dividends paid, the Company's current state tax where filed separately, and various other administrative expenses incurred by the Parent on behalf of the Company.

An analysis of transactions in the advance to Parent account is as follows:

                                                                       Fiscal Year Ended
                                                     February 28, 2004 February 22, 2003February 23, 2002
                                                     ------------------------------------------------------
   Balance at beginning of period                           $39,736           $40,740          $18,537
   Net cash remitted to Parent                               27,646            37,433           62,906
   Dividends                                                (13,000)          (20,000)         (30,000)
   Payments of various insurance costs                       (6,737)           (6,159)          (5,404)
   Payment of current state tax liability                      (820)             (411)          (1,224)
   Other administrative expenses                               (319)           (1,758)            (370)
   Funding of officer compensation/SERP                      (2,566)           (6,435)          (2,879)
   Service fees to Parent                                    (2,094)           (3,116)          (1,855)
   Intercompany interest                                        561               947            1,036
   401(k) funding                                            (3,824)           (1,505)              (7)
                                                     ------------------------------------------------------
   Balance at end of period                                 $38,583           $39,736          $40,740
                                                     ======================================================


In fiscal 2001, the Company entered into an agreement with ARCS, a subsidiary of ARG, whereby it sold $2,890 of its outstanding gift certificate liability to ARCS. As part of the sale, the Company charged a net commission fee for the liability sold of $2,121. Thereafter, the Company charges a commission fee to ARCS for gift certificates and cards issued to customers on ARCS's behalf. For fiscal 2003, the Company issued $7,536 in gift certificates and cards on behalf of ARCS and was paid a commission fee of $76 as part of the arrangement. At the time a customer redeems the gift certificate or card and the Company recognizes a sale, ARCS redeems its gift certificate or card, and the Company is charged a redemption fee by ARCS. The Company has recorded $848 as expense for amounts charged as redemption fees in fiscal 2003. For fiscal 2002, the Company issued $6,325 in gift certificates and cards on behalf of ARCS and was paid a commission fee of $32 as part of the arrangement. The Company has recorded $294 as expense for amounts charged as redemption fees in fiscal 2002.

3. Property and Equipment

Property and equipment consist of the following:

                                                                       February 28, 2004  February 22, 2003
                                                                       ------------------------------------
   Land                                                                     $    1,363       $    1,277
   Buildings and building improvements                                          13,865           14,589
   Furniture, fixtures, and equipment                                           85,940           82,166
   Leasehold improvements                                                       43,727           40,460
   Leasehold interests                                                           1,087            1,192
   Construction in progress                                                        252              149
                                                                       ------------------------------------
   Subtotal                                                                    146,234          139,833
   Accumulated depreciation and amortization                                   (97,383)         (90,772)
                                                                       ------------------------------------
   Property and equipment, net                                               $  48,851        $  49,061
                                                                       ====================================


Accumulated depreciation and amortization includes impairment reserves of $493 and $399 at fiscal year 2003 and 2002, respectively.

Losses on impairment were recorded for leasehold improvements, store fixtures, and other store assets at certain locations in which the undiscounted cash flows of the location over the remaining lease term were computed to be less than the net book value of the related assets. Such charges are included in selling, general, and administrative expenses in the statements of income and amounted to $114 in fiscal 2003, $145 in fiscal 2002, and $130 in fiscal 2001.

4. Income Taxes

Income tax expense from continuing operations, recorded by the Company on a stand-alone basis, was as follows:

                                                                       Fiscal Year Ended
                                                     February 28, 2004 February 22, 2003  February 23, 2002
                                                     ------------------------------------------------------
   Current:
     Federal                                                $7,322            $6,791          $  8,013
     State                                                   1,422             1,318             1,555
   Deferred                                                   (452)              225             2,006
                                                     ------------------------------------------------------
                                                            $8,292            $8,334           $11,574
                                                     ======================================================

A reconciliation of income taxes for continuing operations computed at the statutory rate and the recorded expense is as follows:

                                                                       Fiscal Year Ended
                                                     February 28, 2004 February 22, 2003  February 23, 2002
                                                     ------------------------------------------------------
   Income taxes at statutory rate                           $7,350            $7,398           $10,130
   State income taxes, net of federal benefit                  868               874             1,196
   Other                                                        74                62               248
                                                     ------------------------------------------------------
                                                            $8,292            $8,334           $11,574
                                                     ======================================================


The components of net deferred tax assets were:

                                                                                Fiscal Year Ended
                                                                       February 28, 2004  February 22, 2003
                                                                       ------------------------------------
   Gross deferred tax assets:
     Inventory                                                               $   914          $   852
     SERP                                                                      1,108            1,193
     Rent                                                                        713              749
     Property and equipment                                                    2,299            2,082
     Vacation                                                                    745              805
     Insurance - medical                                                         695              630
     Other                                                                       791              373
                                                                       ------------------------------------
                                                                               7,265            6,684

   Gross deferred tax liabilities:
     Insurance - other                                                           364              252
     Other                                                                        78               60
                                                                       ------------------------------------
                                                                                 442              312
                                                                       ------------------------------------
                                                                              $6,823           $6,372
                                                                       ====================================

5. Leases

The Company conducts its retail store operations primarily from leased premises. The leases generally include renewal options and provide for step rentals and payment by the Company of percentage rentals based upon sales, common area maintenance, real estate taxes, and certain other operating expenses. Rent expense is recognized on a straight-line basis over the lease term which begins at the date the Company takes possession of the property. Lease incentives received from landlords are deferred as deferred rent credits and amortized over the lease term.

Rental expense, excluding common area maintenance, real estate taxes, and certain other operating expenses, amounted to:
                                                                       Fiscal Year Ended
                                                     February 28, 2004 February 22, 2003  February 23, 2002
                                                     ------------------------------------------------------
   Leased premises:
     Minimum rentals                                        $22,180           $20,927          $20,964
     Percentage rentals based upon sales                        291               315              438
   Equipment rentals                                            214               297              230
                                                     ------------------------------------------------------
                                                             22,685            21,539           21,632
   Less sublease income                                           2                 2               31
                                                     ------------------------------------------------------
                                                            $22,683           $21,537          $21,601
                                                     ======================================================


Future minimum rental payments required under noncancelable operating leases at February 28, 2004, are as follows:

   Fiscal year ending:
     2005                                                                                      $20,807
     2006                                                                                       17,064
     2007                                                                                       14,205
     2008                                                                                       10,110
     2009                                                                                        6,902
   Thereafter                                                                                    4,984
                                                                                        -------------------
                                                                                               $74,072
                                                                                        ===================

6. Retirement Plans

The ARG Savings and Profit Sharing Plan (the Plan) is a defined contribution plan that provides retirement benefits for all eligible employees of the Company. The Plan permits an employee to reduce his or her salary under Section 401(k) of the Internal Revenue Code (the Code). The maximum salary reduction with a current Company match of 100% is 5% of eligible compensation. Certain employees may make additional contributions of up to an additional 75% of eligible compensation on an unmatched basis, not to exceed the maximum contribution allowable under Section 401(k) of the Code. In 2003, employees over 50 years old could contribute an additional $2 as a catch-up contribution. In addition, the Company may make additional discretionary contributions to the Plan. Matching contributions by the Company totaled $1,274, $1,329, and $1,335, and discretionary contributions totaled $1,661, $1,667, and $2,132 for fiscal years 2003, 2002, and 2001, respectively.

In 2003, ARG eliminated its noncontributory unfunded defined benefit retirement plan (DBRP). The accrued liabilities of the DBRP were transferred to a defined contribution retirement plan (DCRP) that covers certain key executives of the Company. The DCRP provides for annual contributions based on an employee's salary and age, with interest earned on the balance. Each participant will be vested when (1) age and years of service total 55 or more and (2) the employee has participated in the plan for five years. There is a phase-in period for the first five years of the plan. In addition, the Company had defined benefit obligations for certain retired employees that were transferred with the balance in the DBRP of $4,212 to ARG in fiscal 2002. Expense related to these retirement plans totaled $261, $284, and $513 for fiscal years 2003, 2002, and 2001, respectively.

7. Commitments and Contingencies

As of February 28, 2004, the Company had $1,099 in open letters of credit for the purchase of inventory financed under an uncommitted credit agreement with its Parent and a bank.

Effective May 13, 2004, the Company and its Parent jointly entered into a new uncommitted credit facility under which the Parent can enter into direct borrowings of up to $20,000 and letters of credit of up to $20,000, and the Company can enter into letters of credit of up to $20,000. Aggregate amounts outstanding under the credit facility cannot exceed $20,000, and any borrowings are at the bank's discretion under terms determined at the time of borrowing.

In the course of the Company's business, claims are alleged from time to time, some of which seek punitive or unspecified damages. The Company believes that these pending claims will be resolved without material adverse effect on its financial position or results of operations.

8. Restatement

The Company has restated its balance sheets as of February 28, 2004 and February 23, 2003, and the related statements of income and statement of cash flows for each of the three years in the period ended February 28, 2004, to reflect corrections of its accounting for lease incentives. Previously, the Company accounted for payments received from landlords to fund leasehold improvements as a reduction of the leasehold improvements capitalized, which were generally amortized over the lease term. To comply with the requirements of Federal Accounting Standards Board (FASB) Technical Bulletin 88-1, the Company has reclassified such payments as leasehold incentives for all periods presented and amortized the resulting liability over the lease term. The Company has also historically accrued rent on a straight-line basis from commencement of the lease rather than from the date it took possession of the store as required by FASB Technical Bulletin 85-3. The effect of this difference in policy was not significant in any year and no adjustment was recorded. The effects of the corrections decreased charges to cost of sales and correspondingly increased in depreciation and amortization and gain or loss on disposal of property and equipment. The effects of the restatement are summarized as follows:

                       Statements of Income - Restatement

                                    February 28, 2004        February 22, 2003        February 23, 2002
                                ----------------------------------------------------------------------------
                                     As           As           As          As           As          As
                                 Previously                Previously               Previously
                                  Reported     Restated     Reported    Restated     Reported    Restated
                                ----------------------------------------------------------------------------
   Cost of sales, including        $225,410     $224,500     $219,470    $218,797     $233,141    $232,480
     buying and occupancy costs
   Depreciation and
     amortization                    10,584       11,475        9,303       9,973        9,542      10,164
   (Gain) loss on disposal of
     property and equipment            (493)        (474)         704         707          492         531


                          Balance Sheets - Restatement

                                                      February 28, 2004            February 22, 2003
                                                 ----------------------------------------------------------
                                                       As            As             As            As
                                                   Previously                   Previously
                                                    Reported      Restated       Reported      Restated
                                                 ----------------------------------------------------------
   Property and equipment, net                        $43,482       $48,851        $45,578       $49,061
   Other liabilities                                    3,634         4,727          3,296         4,053
   Deferred rent                                        1,822         6,098          1,881         4,607


9. Subsequent Event

On November 16, 2004, the Company and its Parent signed an agreement to sell all of the outstanding common stock of the Company to The Dress Barn, Inc.